EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors

Golden Entertainment, Inc.

Las Vegas, Nevada

We consent to the incorporation by reference in the registration statements of Golden Entertainment, Inc. (previously named Lakes Entertainment, Inc.) on Form S-3 (File No. 333-212153) and on Forms S-8 (File Nos. 333-77247, 333-77249, 333-77591, 333-116674, 333-143985, 333-162259 and 333-214497) of our report dated March 15, 2017, included in this Annual Report on Form 10-K, on the consolidated financial statements of Golden Entertainment, Inc. and Subsidiaries as of December 31, 2016 and December 28, 2015, and for the three years ended December 31, 2016, December 31, 2015 and December 28, 2014, and on the effectiveness of internal control over financial reporting, excluding the internal control over financial reporting of the Montana Acquisitions as of December 31, 2016.

/s/ Piercy Bowler Taylor & Kern

Piercy Bowler Taylor & Kern

Certified Public Accountants

Las Vegas, Nevada

March 15, 2017